Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of November 24, 2019, by and among TD Ameritrade Holding Corporation, a Delaware corporation (“Company”), and each of the Persons listed on Exhibit A hereto (each a “Stockholder” and, collectively, the “Stockholders”). The obligations of each Stockholder hereunder shall be several and not joint.

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, The Charles Schwab Corporation, a Delaware corporation (the “Parent”), the Company and Americano Acquisition Corp., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof and a copy of which is attached as Exhibit B hereto (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, each outstanding share of common stock, par value $0.01 per share, of the Company will be converted into the right to receive the Merger Consideration, as specified in the Merger Agreement;

WHEREAS, as of the date hereof, each Stockholder is the Beneficial Owner (as defined herein) of the shares of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”) set forth opposite such Stockholder’s name on Exhibit A hereto (all shares of Parent Common Stock held by a Stockholder, the “Existing Shares”);

WHEREAS, the consummation of the Merger requires receipt of the Parent Stockholder Approval;

WHEREAS, as a condition and inducement to the Company entering into the Merger Agreement, the Company has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to such Stockholder’s Covered Shares (as defined herein); and

WHEREAS, the Board of Directors of Parent has unanimously approved, adopted and declared advisable the Merger Agreement, including the Parent Share Issuance and the Parent Charter Amendment, and the transactions contemplated thereby, understanding that the execution and delivery of this Agreement by each Stockholder is a material inducement and condition to the Company’s willingness to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

GENERAL

Section 1.01. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement in effect on the date hereof. The following capitalized terms, as used in this Agreement, shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes hereof, Parent and its Subsidiaries and its or their controlled Affiliates shall be deemed not to be Affiliates of the Stockholder. For purposes hereof, neither the Charles and Helen Schwab Foundation nor Charles R. Schwab Foundation for Financial Freedom, both Delaware non-profit organizations, (together, the “Foundations”) will be deemed to be an Affiliate of any Stockholder.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act; provided, that, for purposes hereof, a Stockholder shall not be deemed to the Beneficial Owner of any shares of Parent Common Stock or other capital stock of Parent solely by reason of having the right to acquire Beneficial Ownership of such shares or capital stock within sixty days. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning. For purposes hereof, no Stockholder will be deemed to Beneficially Own any shares Beneficially Owned by either of the Foundations.

“Covered Shares” means, with respect to a Stockholder, such Stockholder’s Existing Shares, (i) together with any shares of Parent Common Stock or other capital stock of Parent and any shares of Parent Common Stock or other capital stock of Parent issuable upon the conversion, exercise or exchange of securities that are as of the relevant date securities convertible into or exercisable or exchangeable for shares of Parent Common Stock or other capital stock of Parent, in each case, that such Stockholder has or acquires Beneficial Ownership of on or after the date hereof, and (ii) less any such shares of Parent Common Stock disposed of pursuant to a Permitted Transfer.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement). The term “Encumber” shall have a correlative meaning.

“Expiration Date” means the date on which the Merger Agreement is terminated in accordance with its terms.

2

“Family Member” means (i) Stockholder and Stockholder’s spouse, individually; (ii) any descendant, niece or nephew of Stockholder; (iii) any charitable organization created and primarily funded by any one or more individuals described in (i) or (ii) above; (iv) any estate, trust, guardianship, custodianship or other fiduciary arrangement for the primary benefit of any one or more individuals or organizations described in (i), (ii)   or (iii) above; and (v) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more individuals or organizations named or described in (i), (ii), (iii) or (iv) above.

“Permitted Transfer” means, with respect to any Stockholder, (a) a Transfer of such Stockholder’s Covered Shares to any of its Affiliates, (b) a Transfer of Covered Shares of such Stockholder to any other Person to whom the Company has consented with respect to a Transfer by such Stockholder in advance in writing (c) a Transfer of Covered Shares by such Stockholder (i) to any Family Member of such Stockholder or to a trust solely for the benefit of such Stockholder and/or any Family Member of such Stockholder or (ii) upon the death of such Stockholder pursuant to the terms of any trust or will of such Stockholder or by the Applicable Laws of intestate succession or (d) any Transfer by such Stockholder set forth opposite such Stockholder’s name on Exhibit C, provided that (x) in the case of clause (a), such Affiliate shall remain an Affiliate of such Stockholder at all times following such Transfer and (y) in the case of clauses (a), (b) and (c), prior to the effectiveness of such Transfer, such transferee executes and delivers to the Company a written agreement, in form and substance reasonably acceptable to the Company, to assume all of such Stockholder’s obligations hereunder in respect of such Stockholder’s Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to such Covered Shares, to the same extent as such Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of itself and such Covered Shares as such Stockholder shall have made hereunder, and such Stockholder will be responsible for any breach by the transferee of such agreement. In the event of any Transfer would qualify as a Permitted Transfer under more than one clause of clauses (a) – (d), the Stockholder may elect the clause to which such Transfer is subject for purposes of complying with this Agreement.

“Representatives” means, with respect to a Person, its officers, directors, employees, agents and advisors.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, Encumber, hypothecate or similarly dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, Encumbrance, hypothecation or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

3

ARTICLE 2

VOTING

Section 2.01. Agreement To Vote.

(a)             Each Stockholder (severally and not jointly) hereby irrevocably and unconditionally agrees that during the term of this Agreement, at Parent Stockholder Meeting and at any other meeting of the stockholders of Parent, however called, including any adjournment or postponement thereof, such Stockholder shall, in each case to the fullest extent that such Stockholder’s Covered Shares are entitled to vote thereon or consent thereto:

(i)          appear at each such meeting or otherwise cause such Stockholder’s Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii)         vote (or cause to be voted), in person or by proxy, all of such Stockholder’s Covered Shares: (A) in favor of (1) the approval of the Parent Share Issuance and the Parent Charter Amendment and (2) any action reasonably requested by the Company in furtherance of Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, including, without limiting any of the foregoing obligations, in favor of any proposal to adjourn or postpone any meeting of the stockholders of Parent at which any of the foregoing matters are submitted for consideration and vote of the stockholders of Parent to a later date if there are not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; (B) against any action or agreement that would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of Parent contained in the Merger Agreement, or of such Stockholder contained in this Agreement; and (C) against any Parent Acquisition Proposal (other than the Merger and the transactions contemplated by the Merger Agreement) or Parent Superior Proposal.

(b)             Each Stockholder (severally and not jointly) hereby (i) waives, and agrees not to exercise or assert, any appraisal or similar rights (including under Section 262 of Delaware Law) in connection with the Merger and (ii) agrees (A) not to commence or participate in and (B) to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective controlled Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Transactions, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (2) alleging a breach of any fiduciary duty of the Board of Directors of Parent in connection with this Agreement, the Merger Agreement or the Transactions.

4

(c)             The obligations of each Stockholder specified in this Section 2.01 shall apply whether or not the Merger, the Parent Share Issuance, the Parent Charter Amendment or any action described above is recommended by the Board of Directors of Parent (or any committee thereof).

Section 2.02. No Inconsistent Agreements. Each Stockholder (severally and not jointly) hereby covenants and agrees that, except for this Agreement, neither such Stockholder nor any of its controlled Affiliates has (a) entered into, or shall enter into at any time while the Merger Agreement remains in effect, any voting agreement or voting trust with respect to such Stockholder’s Covered Shares, (b) granted, or shall grant at any time while the Merger Agreement remains in effect, a proxy, consent or power of attorney with respect to such Stockholder’s Covered Shares (except pursuant to Section

2.03 or pursuant to any irrevocable proxy card in form and substance reasonably satisfactory to the Company delivered to Parent directing that such Stockholder’s Covered Shares be voted in accordance with Section 2.01) or (c) taken or shall knowingly take any action that would have the effect of making any representation or warranty of such Stockholder contained herein untrue or incorrect or preventing or disabling such Stockholder from performing any of its obligations under this Agreement; provided, however, that this Section 2.02 shall not preclude such Stockholder from Transferring such Stockholder’s Covered Shares pursuant to a Permitted Transfer. Each Stockholder (severally and not jointly) hereby represents that all proxies, powers of attorney, instructions or other requests given by such Stockholder or any of its controlled Affiliates prior to the execution of this Agreement in respect of the voting of such Stockholder’s Covered Shares, if any, are not irrevocable and such Stockholder hereby revokes (and shall cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Stockholder’s Covered Shares.

Section 2.03. Proxy. Each Stockholder hereby irrevocably appoints, and at the request of the Company will cause its controlled Affiliates to irrevocably appoint, as its and their proxy and attorney-in-fact the Company and any Person designated in writing by the Company, each of them individually, with full power of substitution and resubstitution, to vote such Stockholder’s Covered Shares in accordance with Section 2.01 at Parent Stockholder Meeting and at any annual or special meetings of stockholders of Parent (or adjournments or postponements thereof) prior to the termination of this Agreement in accordance with Section 5.01 at which any of the matters described in Section 2.01 is to be considered; provided, however, that such Stockholder’s (and any such controlled Affiliates’) grant of the proxy contemplated by this Section 2.03 shall be effective if, and only if, such Stockholder (or such Affiliate, as applicable) has not delivered to the Secretary of Parent at least ten (10) Business Days prior to the meeting at which any of the matters described in Section 2.01 is to be considered a duly executed irrevocable proxy card in form and substance reasonably acceptable to the Company (provided that sensitive information such as account numbers may be redacted from the proxy card provided to the Company) directing that such Stockholder’s Covered Shares be voted in accordance with Section 2.01. This proxy (and any proxy granted by an Affiliate will be), if it becomes effective, is (or will be, as applicable) coupled with an interest, is (or will be, as applicable) given as an additional inducement of the Company to enter into the Merger Agreement and shall be irrevocable prior to the termination of this Agreement in accordance with Section 5.01, at which time any such proxy shall terminate. Each Stockholder (solely in its capacity as such) shall take such further actions or execute such other instruments (and shall cause its controlled Affiliates to do so) as may be reasonably necessary to effectuate the intent of this proxy. The Company may terminate this proxy with respect to such Stockholder (or any of its controlled Affiliates) at any time at its sole election by written notice provided to such Stockholder.

5

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Each Stockholder (severally and not jointly) hereby represents and warrants to the Company as follows as of the date hereof:

Section 3.01. Authorization; Validity of Agreement. If such Stockholder is an entity, such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Stockholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the Company constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. If such Stockholder is married and such Stockholder’s Covered Shares constitute community property under Applicable Law, this Agreement has been duly authorized (to the extent authorization is required), executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder’s spouse, subject to the Bankruptcy and Equity Exceptions.

Section 3.02. Ownership. Unless Transferred pursuant to a Permitted Transfer, (a)  such Stockholder’s Existing Shares are, and all of such Stockholder’s Covered Shares during the term of this Agreement will be, Beneficially Owned by such Stockholder and owned of record by such Stockholder or a controlled Affiliate thereof and (b) such Stockholder or its applicable controlled Affiliate has good and valid title to such Stockholder’s Existing Shares, free and clear of any Encumbrances other than pursuant to this Agreement, the Merger Agreement, under applicable federal or state securities laws or pursuant to any written policies of Parent only with respect to restrictions upon the trading of securities under applicable securities laws. As of the date hereof, and except as set forth on Exhibit C, such Stockholder’s Existing Shares constitute all of the shares of Parent Common Stock (or any other equity interests of Parent) Beneficially Owned or owned of record by such Stockholder or its controlled Affiliates. Unless Transferred pursuant to a Permitted Transfer, such Stockholder or a controlled Affiliate thereof has and will have at all times during the term of this Agreement sole (or joint together with one or more controlled Affiliates) voting power (including the right to control such vote as contemplated herein), sole (or joint together with one or more controlled Affiliates) power of disposition, sole (or joint together with one or more controlled Affiliates) power to issue instructions with respect to the matters set forth in Article 2, and sole (or joint together with one or more controlled Affiliates) power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of such Stockholder’s Existing Shares and with respect to all of such Stockholder’s Covered Shares at all times during the term of this Agreement. None of such Stockholder’s Covered Shares are also included as Covered Shares of any other Stockholder.

6

Section 3.03. No Violation. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement will not, (a) conflict with or violate any Applicable Law or if applicable, any certificate or articles of incorporation, as applicable, or bylaws or other equivalent organizational documents of such Stockholder, or (b) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of such Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Stockholder is a party, or by which it or any of its properties or assets may be bound.

Section 3.04. Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Stockholder or any of its controlled Affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than the filing of any required reports with the SEC.

Section 3.05. Absence of Litigation. As of the date hereof, there is no Proceeding pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder and/or any of its controlled Affiliates before (or, in the case of threatened Proceedings, that would be before) any arbitrator or Governmental Authority, that has had or would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or that, to such Stockholder’s knowledge, in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the Transactions.

Section 3.06. Adequate Information. Such Stockholder is a sophisticated holder with respect to such Stockholder’s Covered Shares and has adequate information concerning the transactions contemplated by the Merger Agreement and concerning the business and financial condition of the Company and Parent to make an informed decision regarding the matters referred to herein and has independently, without reliance upon the Company, Parent, any of their controlled Affiliates or any of the respective Representatives of the foregoing, and based on such information as such Stockholder has deemed appropriate, made such Stockholder’s own analysis and decision to enter into this Agreement.

7

Section 3.07. Merger Agreement. Such Stockholder has received and reviewed a copy of this Agreement and the Merger Agreement, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands and accepts all of the provisions hereof and of the Merger Agreement, including that the consummation of the Merger is subject to the conditions set forth in the Merger Agreement, and as such there can be no assurance that the Merger will be consummated.

Section 3.08. Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

Section 3.09. Reliance by The Company. Such Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations and warranties of such Stockholder contained herein. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

Section 3.10. No Company Representations and Warranties. Such Stockholder acknowledges and agrees that neither the Company nor any other Person is making or has made to such Stockholder any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of the Company or its Subsidiaries, or the accuracy or completeness of any information regarding the Company or its Subsidiaries or any other matter furnished or provided to such Stockholder or made available to such Stockholder in any form in expectation of, or in connection with, this Agreement, or the transactions contemplated hereby or thereby. Such Stockholder specifically disclaims that it is relying upon or has relied upon any such representations or warranties that may have been made by any Person, and acknowledges and agrees that the Company and its controlled Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.

ARTICLE 4

OTHER COVENANTS

Section 4.01. Prohibition On Transfers; Other Actions.

(a)            Until the earlier of (i) the termination of this Agreement in accordance with Section 5.01 and (ii) the receipt of the Parent Stockholder Approval, each Stockholder (severally and not jointly) agrees that it shall not, and shall not permit any of its controlled Affiliates to Transfer any of such Stockholder’s Covered Shares, Beneficial Ownership thereof or any other interest therein (including any voting power with respect thereto) unless such Transfer is a Permitted Transfer. Each Stockholder (severally and not jointly) agrees that it shall not, and shall not permit any of its controlled Affiliates to (x) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (y) take any action that could restrict or otherwise affect such Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio. Neither any Stockholder nor any of its controlled Affiliates shall request that the Company or its transfer agent register the transfer (book-entry or otherwise) of any of such Stockholder’s Covered Shares and each Stockholder hereby consents, and will cause its controlled Affiliates to consent, to the entry of stop transfer instructions by the Company of any transfer of the Covered Shares, unless such transfer is a Permitted Transfer.

8

(b)             Notwithstanding anything herein to the contrary, until the termination of this Agreement in accordance with Section 5.01, if, while a controlled Affiliate of a Stockholder (a “Controlled Affiliate”) holds any such Stockholder’s Covered Shares, such Controlled Affiliate would cease to be a controlled Affiliate in relation to such Stockholder, then such Stockholder shall, and shall cause such Controlled Affiliate to, take all actions necessary to Transfer all of such Stockholder’s Covered Shares held by such Person back to such Stockholder or to another Person that is a controlled Affiliate of such Stockholder prior to such Controlled Affiliate ceasing to be a controlled Affiliate in relation to such Stockholder.

(c)             Each Stockholder shall cause its controlled Affiliates to be bound by the applicable terms of this Agreement as if they were parties hereto, including Section 4.01 and Section 4.03, and shall use commercially reasonable efforts to cause its Representatives to comply with the obligations undertaken pursuant to this Agreement. Any violation of this Agreement by any Stockholder’s controlled Affiliates or Representatives shall be deemed to be a violation by such Stockholder of this Agreement.

Section 4.02. Stock Dividends, Etc. In the event of any change in the Parent Common Stock by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9

Section 4.03. No Solicitation; Support Of Acquisition Proposals.

(a)            From the date of this Agreement until the earlier of (i) the Effective Time and (ii) if the Merger Agreement is terminated in accordance with its terms, the date of such termination, each Stockholder (severally and not jointly) agrees that it shall not, and shall cause each of its controlled Affiliates, and its and their respective Representatives, on their behalf, not to, directly or indirectly (1) solicit, initiate or take any action to knowingly facilitate or knowingly encourage the submission of any Parent Acquisition Proposal, (2) enter into or participate in any discussions or negotiations related to a Parent Acquisition Proposal with, furnish any nonpublic information relating to Parent or any of its Subsidiaries or afford nonpublic access to the business, properties, assets, nonpublic books or records of Parent or any of its Subsidiaries to, otherwise cooperate with, or knowingly assist, participate in, knowingly facilitate or knowingly encourage any effort by, any Third Party with respect to a Parent Acquisition Proposal that such Stockholder knows, or should reasonably be expected to know, is seeking to make, or has made, a Parent Acquisition Proposal, (3) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person, with respect to the voting of any shares of Parent Common Stock in connection with any vote or other action on any matter related to a Parent Acquisition Proposal, other than to recommend that the stockholders of Parent vote in favor of the adoption and approval of the Parent Share Issuance or the Parent Charter Amendment as otherwise expressly provided in this Agreement, (4) approve, adopt, recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, or allow any of its controlled Affiliates to enter into, a merger agreement, letter of intent, term sheet, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, voting, profit capture, tender or other similar contract providing for, with respect to, or in connection with, or that is intended to or would reasonably be expected to result in, any Parent Acquisition Proposal, or (5) agree or publicly propose to do any of the foregoing; provided that to the extent the Board of Directors of Parent has determined that an unsolicited bona fide Parent Acquisition Proposal from a Third Party is or is reasonably likely to result in a Superior Proposal, if Parent is negotiating, discussing or providing information to such Third Party pursuant to Section 6.03(b) of the Merger Agreement, then, notwithstanding clauses (1) and (2) above, the Stockholder, its Affiliates and their Representatives may also engage in negotiations or discussions with, and provide information to, such Third Party at the request of Parent. Each Stockholder and its controlled Affiliates, and its and their respective Representatives, shall immediately cease and cause to be terminated all discussions or negotiations with any Third Party conducted heretofore (other than with the Company) with respect to any Parent Acquisition Proposal. Each Stockholder (severally and not jointly) agrees to promptly (and in any event within 24 hours) notify the Company after receipt by such Stockholder of a Parent Acquisition Proposal or any indication to it that any Person is considering making a Parent Acquisition Proposal or any request of such Stockholder for nonpublic information relating to Parent or any of its Subsidiaries or for access to the properties, books or records of Parent or any of its Subsidiaries by any Person that the Stockholder knows, or should reasonably be expected to know, is seeking to make, or has made, a Parent Acquisition Proposal and to keep the Company fully informed of the status and details of the material terms of any such Acquisition Proposal, indication or request.

(b)             For the avoidance of doubt, for the purposes of this Section 4.03, any officer, director, employee, agent or advisor of Parent (in each case, in their capacities as such) shall be deemed not to be a Representative of any Stockholder.

10

Section 4.04. Notice Of Acquisitions. Each Stockholder (severally and not jointly) agrees to notify the Company as promptly as practicable (and in any event within two business days after receipt) orally and in writing of the number of any additional shares of Parent Common Stock or other securities of Parent of which such Stockholder acquires Beneficial Ownership on or after the date hereof. For purposes of the preceding sentence, information included in filings of such Stockholder on Form 4 and Schedule 13D, and amendments thereto, made with the Securities and Exchange Commission and publicly available on EDGAR shall be deemed to have been timely provided to the Company in satisfaction of this Section 4.04 provided that such filings are made within the time periods required by the Securities and Exchange Commission.

Section 4.05. Further Assurances. From time to time, at the Company’s reasonable request and without further consideration, each Stockholder (severally and not jointly) agrees to cooperate with the Company in making all Filings and obtaining all Consents of Governmental Authorities and Third Parties, to the extent relating to such Stockholder, and to execute and deliver such additional documents and take all such further actions as may be necessary or desirable to effect the actions contemplated by this Agreement and the Merger Agreement. Without limiting the foregoing, each Stockholder hereby authorizes the Company to publish and disclose in any announcement or disclosure relating to the Transactions, including in the Joint Proxy Statement/Prospectus, such Stockholder’s identity and ownership of such Stockholder’s Covered Shares and the nature of such Stockholder’s obligations under this Agreement.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Termination. This Agreement shall remain in effect until the earlier to occur of (a) the Effective Time and (b) the Expiration Date. Upon the termination of this Agreement, none of the parties hereto shall have any further obligations or liabilities hereunder; provided that neither the provisions of this Section 5.01 nor the termination of this Agreement shall (i) relieve any party hereto from any liability of such party to any other party incurred prior to such termination or expiration, (ii) relieve any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement or (iii) terminate the obligations under Section 2.01(b) or Article 5, in each case, except as such obligations specifically terminate in accordance with the terms of such Sections.

Section 5.02. No Agreement As Director or Officer. Notwithstanding any provision in this Agreement to the contrary, (a) nothing in this Agreement shall limit or restrict a Stockholder, or any officer, director or other Representative of such Stockholder, in his or her capacity as a director or officer of Parent from acting in such capacity or voting in such capacity in such person’s sole discretion on any matter and (b) the taking of any action (or any failures to act) by any Stockholder or any officer, director or other Representative of such Stockholder in his or her capacity as a director or officer of Parent shall not be deemed to constitute a breach of this Agreement.

11

Section 5.03. No Ownership Interest.

(a)            Each Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, all rights and all ownership and economic benefits of and relating to such Stockholder’s Covered Shares shall remain vested in and belong to such Stockholder and its applicable controlled Affiliates, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant the Company any power, sole or shared, to direct or control the voting or disposition of any of such Stockholder’s Covered Shares. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including the Company, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of Applicable Law.

(b)            Certain shares identified on Exhibit A as Existing Shares of Mr. Schwab (but not of Mrs. Schwab) are in fact Beneficially Owned jointly by Mr. Schwab and Mrs. Schwab (and certain shares of Parent Common Stock that become Covered Shares in the future may be Beneficially Owned jointly by Mr. Schwab and Mrs. Schwab). Mr. Schwab and Mrs. Schwab agree jointly and severally to comply with the covenants in this Agreement with respect to such shares, and the parties agree that the fact that the shares are jointly Beneficially Owned rather than solely Beneficially Owned by Mr. Schwab will not be deemed to be a breach of any representation, warranty or covenant set forth in this Agreement so long as Mr. Schwab and Mrs. Schwab so comply as set forth in this sentence.

Section 5.04. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

(i)             if to the Company to:

Strategic Development Committee of the Board of Directors

TD Ameritrade Holding Corporation

200 South 108th Avenue

Attention:         Allan Tessler

E-mail:              atessler@wyom.net

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:         Edward D. Herlihy

                          Matthew M. Guest

                          Jacob A. Kling

Facsimile:         (212) 403-2000

E-mail:              EDHerlihy@WLRK.com

                          MGuest@wlrk.com

                          JAKling@wlrk.com

12

and

(ii)            if to a Stockholder, to the applicable address set forth opposite such Stockholder’s name on Exhibit A hereto,

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 5.05. Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any Applicable Law. References to any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any section of any statute or regulation include any successor to such section.

Section 5.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, including by facsimile or by email with .pdf attachments, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed and delivered (by electronic communication, facsimile or otherwise) by the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

13

Section 5.07. Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, constitute the entire agreement between the parties with respect to the subject matter thereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter thereof.

Section 5.08. Governing Law; Consent To Jurisdiction; Waiver Of Jury Trial.

(a)            This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state. Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to this Agreement, on behalf of itself or its property, in accordance with Section 5.04 or in such other manner as may be permitted by Applicable Law, and nothing in this Section 5.08(a) shall affect the right of any party to serve legal process in any other manner permitted by Applicable Law, (ii) irrevocably and unconditionally consents and submits itself and its property in any action or proceeding to the exclusive general jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware), in the event any dispute arises out of this Agreement, or for recognition and enforcement of any judgment in respect thereof, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees that any actions or proceedings arising in connection with this Agreement shall be brought, tried and determined only in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware), (v) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (vi) agrees that it shall not bring any action relating to this Agreement or the Transactions in any court other than the aforesaid courts. Each of the Company and the Stockholders agree that a final judgment in any action or proceeding in such court as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

(b)             EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.08(b).

14

Section 5.09. Amendment; Waiver.

(a)           Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective.

(b)             No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 5.10. Remedies. The parties acknowledge and agree that irreparable harm would occur and that the parties would not have any adequate remedy at law (i) for any breach of the provisions of this Agreement or (ii) in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that, except to the extent this Agreement is terminated in accordance with Section 5.01, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages, and each party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The parties further agree that (x) by seeking the remedies provided for in this Section 5.10, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement, including monetary damages and (y) nothing contained in this Section 5.10 shall require any party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 5.10 before pursuing damages nor shall the commencement of any action pursuant to this Section 5.10 or anything contained in this Section 5.10 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Section 5.01 or pursue any other remedies under this Agreement that may be available then or thereafter.

Section 5.11. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

15

Section 5.12. Successors And Assigns; Third Party Beneficiaries. Other than to a transferee pursuant to a Permitted Transfer (which, for the avoidance of doubt, will not relieve a Stockholder of its obligations hereunder except in the case of a Transfer referenced in clause (d) of the term “Permitted Transfer,” and in such case the Stockholder shall be relieved only to the extent relating to the Parent Common Stock so Transferred) ), neither this Agreement nor any of the rights, interests or obligations contained herein shall be assigned by a party hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 5.13. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

[Remainder of this page intentionally left blank]

16

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

TD AMERITRADE HOLDING CORPORATION

By:	/s/ Stephen J. Boyle
Name: Stephen J. Boyle
Title: Chief Executive Officer

By:	/s/ Charles R. Schwab
Name: Charles R. Schwab

By:	/s/ Helen O’Neill Schwab
Name: Helen O'Neill Schwab

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

EXHIBIT A

OWNERSHIP OF EXISTING SHARES

Beneficial Owner	Number of Existing Shares	Address for Notice
Charles R. Schwab	108,783,084 shares of Parent Common Stock	211 Main Street San Francisco, CA 94105 Attention: Mr. Charles R. Schwab Phone: 415-667-9979
Helen O’Neill Schwab	15,856,645 shares of Parent Common Stock	211 Main Street San Francisco, CA 94105 Attention: Mr. Charles R. Schwab Phone: 415-667-9979